UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2014

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2014, Milton Carroll notified the board of directors (the “Board”) of LRE GP, LLC, the general partner (the “General Partner”) of LRR Energy, L.P. (the “Partnership”), that he intends to resign from the Board and from his positions on the audit committee and conflicts committee of the Board effective January 31, 2014.  Milton Carroll’s decision to resign as a director was not the result of any disagreement with the Partnership or any of its affiliates on any matter relating to the Partnership’s operations, policies or practices.

On January 27, 2014, pursuant to the terms of the General Partner’s Amended and Restated Limited Liability Company Agreement, Lime Rock Management LP appointed Jonathan P. Carroll to serve as a member of the Board, effective January 31, 2014. Mr. Carroll, 52, has served as President of Lazarus Energy Holdings, LLC, which focuses investments in energy companies and energy related assets since 2006. In addition, since February 2012, he has served as President and Chief Executive Officer of Blue Dolphin Energy Company, a publicly traded, independent oil and gas company controlled by Lazarus Energy Holdings that is engaged in downstream and midstream operations. Mr. Carroll served as President of ENSERCH Energy Services, Inc. following the acquisition of Direct Gas Supply Corp. by ENSERCH Corp. in 1995. From 1991 to 1995, he served as Chief Executive Officer and President of Direct Gas Supply Corp., a natural gas marketing company. Carroll began his career at First Interstate Bank of California and later served as Vice President at Manufacturers Hanover Bank, where he concentrated on trading operations in municipal finance and bond arbitrage. Since 2004, he has served on the Board of Trustees of Salient Fund Group, and has served on the compliance, audit and nominating committees of several of its private and public closed-end and mutual funds. Mr. Carroll earned a Bachelor of Arts degree in Human Biology and a Bachelor of Arts degree in Economics from Stanford University, and he completed a Directed Reading in Economics at Oxford University.

The Board has not yet determined the committees on which Jonathan Carroll will serve, if any. Once determined, the Partnership will file an amendment to this Form 8-K disclosing such committee designations. Additionally, although the Board has not yet made a determination, it is expected that the Board will grant Jonathan Carroll restricted common units under the General Partner’s Long-Term Incentive Plan in connection with his appointment. In such event, the Partnership will include in the Form 8-K/A the requisite disclosures required by Item 5.02 of Form 8-K for equity incentive plan awards made or other compensation arrangements entered into in connection with the appointment of Jonathan Carroll to the Board, if any.

Jonathan Carroll is not involved in any related party transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: January 27, 2014	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice President, Chief Financial Officer and Secretary